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                                   EXHIBIT 21

                                     BNS Co.
                         SUBSIDIARIES OF THE REGISTRANT


Subsidiaries of the Registrant as of December 31, 2002, are as follows:

                                                                   Percentage of
                                             Jurisdiction           Voting Power
                                                 of                 Owned by the
     Name of Subsidiary                     Incorporation            Registrant
     ------------------                     -------------            ----------

BNS Co. (PH) Ltd.                           UK                          100%